Exhibit 99

News Release

Investor Contact: Bev Fleming (312) 444-7811	Media Contact: Doug Holt (312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER NET INCOME

OF $206.5 MILLION, EARNINGS PER COMMON SHARE OF $0.84.

(Chicago, October 16, 2013) Northern Trust Corporation today reported third quarter net income per diluted common share of $0.84, up from $0.73 in the third quarter of 2012 and $0.78 in the second quarter of 2013. Net income was $206.5 million in the current quarter, an increase of 15% from $178.8 million in the prior year third quarter, and up 8% from $191.1 million in the prior quarter. Return on average common equity was 10.6% in the current quarter, compared to 9.6% in the prior year quarter and 10.0% in the prior quarter.

The current quarter includes a $32.6 million pre-tax gain on the sale of an office building property. Excluding the current quarter gain, net income per diluted common share, net income and return on average common equity would have been $0.76, $186.2 million, and 9.6%, respectively.

Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Revenue growth in the third quarter reflects a solid increase in trust, investment and other servicing fees. Assets under custody and under management increased 10% and 13%, respectively, versus last year, reflecting our success in winning new clients and serving existing clients, as well as higher equity markets. Expenses increased as a result of the growth in our business, including recent office openings in Frankfurt, Germany and Riyadh, Saudi Arabia, and continued investment to support technology initiatives and a growing set of regulatory and compliance requirements for our clients.”

THIRD QUARTER 2013 PERFORMANCE VS. THIRD QUARTER 2012

Net income per common share in the third quarter of 2013 was $0.84 compared to $0.73 per common share in the third quarter of 2012. Net income for the current quarter was $206.5 million, up $27.7 million, or 15%, from $178.8 million in the prior year quarter.

Consolidated revenue of $1.05 billion in the current quarter was up $74.7 million, or 8%, from $972.5 million in the prior year quarter. Noninterest income, which represented 77% of revenue, increased $83.3 million, or 11%, to $810.2 million from the prior year quarter’s $726.9 million, primarily reflecting higher trust, investment and other servicing fees; other operating income; and foreign exchange trading income. Net interest income for the quarter on a fully taxable equivalent (FTE) basis decreased $12.1 million, or 5%, to $244.8 million compared to $256.9 million in the prior year quarter, primarily due to a decrease in the net interest margin.

Trust, investment and other servicing fees were $648.0 million in the current quarter, up $46.1 million, or 8%, from $601.9 million in the prior year quarter. The increase primarily reflects new business and the favorable impact of equity markets on fees, partially offset by higher waived fees on money market mutual funds.

THIRD QUARTER 2013 PERFORMANCE VS. THIRD QUARTER 2012 (continued)

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides the assets under custody and assets under management of Northern Trust’s Corporate & Institutional Services (C&IS) and Wealth Management business units.*

($ In Billions)	September 30, 2013	June 30, 2013	September 30, 2012	% Change Q3-13/Q2-13	% Change Q3-13/Q3-12
Assets Under Custody
Corporate & Institutional	$4,766.5	$4,538.9	$4,331.9	5%	10%
Wealth Management	470.5	452.6	429.5	4	10

Total Assets Under Custody	$5,237.0	$4,991.5	$4,761.4	5%	10%

Assets Under Management
Corporate & Institutional	$634.6	$600.5	$565.6	6%	12%
Wealth Management	211.6	202.5	184.1	4	15

Total Assets Under Management	$846.2	$803.0	$749.7	5%	13%

C&IS trust, investment and other servicing fees increased $25.4 million, or 8%, to $359.8 million in the current quarter from the prior year quarter’s $334.4 million.

($ In Millions)	Q3 2013	Q3 2012	Change Q3 2013 from Q3 2012
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$239.4	$214.4	$25.0	12%
Investment Management	71.3	73.2	(1.9)	(3)
Securities Lending	22.7	23.8	(1.1)	(5)
Other	26.4	23.0	3.4	15

Total	$359.8	$334.4	$25.4	8%

Custody and fund administration fees, the largest component of C&IS fees, increased 12%, primarily driven by favorable equity markets and new business. C&IS investment management fees decreased 3%, primarily due to higher waived fees in money market mutual funds, partially offset by favorable equity markets and new business. Money market mutual fund fee waivers in C&IS, attributable to persistent low short-term interest rates, totaled $15.3 million in the current quarter, compared to waived fees of $6.5 million in the prior year quarter.

*	In October 2013, Northern Trust changed the names of its Personal Financial Services and Northern Trust Global Investments business units to Wealth Management and Asset Management, respectively, in order to better reflect the nature of those businesses. There were no changes to the Corporate & Institutional Services or Operations and Technology business unit names, or to the way in which Northern Trust is organized to serve its clients.

THIRD QUARTER 2013 PERFORMANCE VS. THIRD QUARTER 2012 (continued)

Securities lending revenue decreased 5%, primarily reflecting lower spreads in the current quarter, partially offset by higher volumes.

Trust, investment and other servicing fees in Wealth Management totaled $288.2 million in the current quarter, increasing $20.7 million, or 8%, from $267.5 million in the prior year quarter. The increased fees in the current quarter are primarily due to new business and the favorable impact of equity markets on fees, partially offset by higher waived fees in money market mutual funds. Money market mutual fund fee waivers in Wealth Management totaled $17.1 million in the current quarter compared with $10.3 million in the prior year quarter.

Foreign exchange trading income totaled $62.8 million, up $18.8 million, or 43%, compared with $44.0 million in the prior year quarter. The current quarter increase is attributable to higher currency market volatility and trading volumes compared to the prior year quarter.

Other operating income totaled $67.2 million in the current quarter, up $20.6 million, or 44%, from $46.6 million in the prior year quarter. The current quarter includes the $32.6 million pre-tax gain on the sale of an office building property. The prior year quarter included a $5.3 million gain on foreign exchange contracts related to hedges of certain investments in foreign currency denominated subsidiaries. Excluding these current and prior year quarter gains, other operating income decreased $6.7 million.

Net investment security losses totaled $2.2 million, resulting from realized losses on the sale of securities in the current quarter.

Net interest income for the quarter on an FTE basis totaled $244.8 million, down $12.1 million, or 5%, compared to $256.9 million in the prior year quarter. The decrease is primarily the result of a decline in the net interest margin to 1.14% from 1.21% in the prior year quarter, partially offset by higher levels of average earning assets. The decline in the net interest margin primarily reflects lower yields on earning assets, partially offset by a lower cost of interest-related funds due to lower short-term interest rates. Average earning assets for the quarter were $85.5 billion, up $1.0 billion, or 1%, from $84.5 billion in the prior year quarter.

THIRD QUARTER 2013 PERFORMANCE VS. THIRD QUARTER 2012 (continued)

The provision for credit losses was $5.0 million in the current quarter compared to $10.0 million in the prior year quarter. Net charge-offs totaled $8.3 million for the current quarter resulting from $11.6 million of charge-offs and $3.3 million of recoveries, compared to $11.9 million of net charge-offs in the prior year quarter resulting from $16.3 million of charge-offs and $4.4 million of recoveries. Nonperforming assets declined slightly from the prior year quarter. Residential real estate loans and commercial real estate loans accounted for 70% and 20%, respectively, of total nonperforming loans and leases at September 30, 2013.

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	September 30, 2013	June 30, 2013	September 30, 2012
Nonperforming Assets
Nonperforming Loans and Leases	$270.1	$266.7	$269.0
Other Real Estate Owned	13.9	14.5	20.6

Total Nonperforming Assets	284.0	281.2	289.6

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	287.2	290.4	298.6
Unfunded Loan Commitments and Standby Letters of Credit	30.3	30.3	29.4

Total Allowance for Credit Losses	$317.5	$320.7	$328.0

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.93%	0.93%	0.91%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	0.99%	1.01%	1.01%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.1x	1.1x	1.1x

Noninterest expense totaled $740.7 million in the current quarter, up $44.3 million, or 6%, from $696.4 million in the prior year quarter, primarily reflecting higher outside services, equipment and software, and compensation expense.

THIRD QUARTER 2013 PERFORMANCE VS. THIRD QUARTER 2012 (continued)

Compensation expense, the largest component of noninterest expense, equaled $324.6 million, up $8.9 million, or 3%, from $315.7 million in the prior year quarter, attributable to higher staff levels. Staff on a full-time equivalent basis at September 30, 2013 totaled approximately 14,600, up 3% from a year ago. Employee benefit expense equaled $63.5 million, up 4% from $61.3 million in the prior year quarter.

Expense associated with outside services totaled $145.9 million, up $19.3 million, or 15%, from $126.6 million in the prior year quarter. The current quarter increase is primarily due to higher consulting and technical services expense, including costs associated with a growing set of regulatory and compliance requirements.

Equipment and software expense totaled $95.5 million, up $9.5 million, or 11%, from $86.0 million in the prior year quarter. The current quarter includes higher software amortization associated with the continued investment in technology related assets.

Occupancy expense equaled $43.3 million, relatively unchanged from $43.8 million in the prior year quarter. Other operating expense totaled $67.9 million compared with $63.0 million in the prior year quarter, an increase of 8%, primarily reflecting increases in various miscellaneous expense categories.

Income tax expense was $95.0 million in the current quarter, representing an effective tax rate of 31.5%, and $87.3 million in the prior year quarter, representing an effective tax rate of 32.8%.

THIRD QUARTER 2013 PERFORMANCE VS. SECOND QUARTER 2013

Net income per common share was $0.84 in the current quarter, compared with $0.78 in the second quarter of 2013. Net income for the current quarter totaled $206.5 million, up $15.4 million, or 8%, from $191.1 million in the prior quarter.

Consolidated revenue of $1.05 billion for the current quarter was up $26.7 million, or 3%, from $1.02 billion in the prior quarter. Noninterest income increased $9.8 million, or 1%, to $810.2 million from the prior quarter’s $800.4 million, primarily attributable to higher other operating income, partially offset by lower trust, investment and other servicing fees and foreign exchange trading income. Net interest income for the current quarter on an FTE basis increased $16.8 million, or 7%, to $244.8 million from $228.0 million in the prior quarter, due to an increase in the net interest margin and higher levels of average earning assets.

Trust, investment and other servicing fees totaled $648.0 million in the current quarter, down $9.3 million, or 1%, from $657.3 million in the prior quarter.

C&IS trust, investment and other servicing fees totaled $359.8 million in the current quarter, down 1%, from $364.2 million in the prior quarter.

($ In Millions)	Q3 2013	Q2 2013	Change Q3 2013 from Q2 2013
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$239.4	$234.4	$5.0	2%
Investment Management	71.3	73.9	(2.6)	(4)
Securities Lending	22.7	31.1	(8.4)	(27)
Other	26.4	24.8	1.6	6

Total	$359.8	$364.2	$(4.4)	(1)%

C&IS custody and fund administration fees increased 2%, primarily driven by new business. Investment management fees decreased 4%, primarily due to higher waived fees on money market mutual funds. Money market mutual fund fee waivers, attributable to the low short-term interest rates, totaled $15.3 million in C&IS in the current quarter, up from $9.8 million in the prior quarter. Securities lending revenue decreased 27%, reflecting lower spreads, primarily due to the international dividend season that occurred in the prior quarter.

Wealth Management trust, investment and other servicing fees were $288.2 million, down 2% from $293.1 million in the prior quarter, primarily due to higher waived fees on money market mutual funds. Money market mutual fund fee waivers in Wealth Management totaled $17.1 million in the current quarter, compared to $12.9 million in the prior quarter.

THIRD QUARTER 2013 PERFORMANCE VS. SECOND QUARTER 2013 (continued)

Foreign exchange trading income decreased $8.5 million, or 12%, to $62.8 million compared to $71.3 million in the prior quarter. The current quarter decrease reflects lower currency market volatility and trading volumes.

Other operating income in the current quarter totaled $67.2 million, up $30.9 million, or 85%, from $36.3 million in the prior quarter. The increase is primarily attributable to the current quarter $32.6 million pre-tax gain on the sale of an office building property.

Net interest income on an FTE basis in the current quarter totaled $244.8 million, up $16.8 million, or 7%, compared to $228.0 million in the prior quarter. The increase is primarily the result of an increase in the net interest margin as well as higher levels of average earning assets. The net interest margin increased to 1.14% in the current quarter from 1.10% in the prior quarter, reflecting higher yields on earning assets and a lower cost of interest-related funds. Average earning assets totaled $85.5 billion in the current quarter, up $2.4 billion compared to $83.1 billion in the prior quarter.

The provision for credit losses totaled $5.0 million in both the current quarter and the prior quarter. Net charge-offs totaled $8.3 million for the current quarter resulting from $11.6 million of charge-offs and $3.3 million of recoveries, compared to $8.1 million of net charge-offs in the prior quarter resulting from $15.6 million of charge-offs and $7.5 million of recoveries. Nonperforming assets increased slightly as compared to the prior quarter.

Noninterest expense totaled $740.7 million in the current quarter, up $11.0 million, or 2% from $729.7 million in the prior quarter.

Compensation expense totaled $324.6 million for the current quarter, down 1% from $326.9 million in the prior quarter. Employee benefit expense totaled $63.5 million for the current quarter, down 1% from $64.2 million in the prior quarter.

THIRD QUARTER 2013 PERFORMANCE VS. SECOND QUARTER 2013 (continued)

Expense for outside services totaled $145.9 million, an increase of $9.7 million, or 7%, compared to $136.2 million in the prior quarter. The current quarter increase is primarily due to higher consulting and technical services expense, including costs associated with a growing set of regulatory and compliance requirements.

Equipment and software expense totaled $95.5 million in the current quarter, up 4%, from $92.1 million in the prior quarter. The increase is primarily attributable to higher levels of software amortization and support costs associated with the continued investment in technology related assets.

Occupancy expense totaled $43.3 million, relatively unchanged from $43.5 million in the prior quarter. Other operating expense totaled $67.9 million, up 1% from $66.8 million in the prior quarter.

Total income tax expense was $95.0 million for the current quarter, representing an effective tax rate of 31.5%. Income tax expense was $94.7 million in the prior quarter, representing an effective tax rate of 33.1%.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $7.7 billion, up 4% from the prior year quarter’s average of $7.4 billion. The increase is primarily attributable to earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share buyback program. During the three and nine months ended September 30, 2013, the Corporation repurchased 1,715,921 shares at a cost of $97.3 million ($56.73 average price per share) and 3,400,613 shares at a cost of $187.1 million ($55.02 average price per share), respectively. The Corporation’s common stock repurchase authorization was replaced in April of 2013. The stock repurchase authorization remaining after September 30, 2013 is 10.0 million shares.

STOCKHOLDERS’ EQUITY (continued)

As reflected in the table below, the risk-based capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at September 30, 2013, with all ratios exceeding the U.S. regulatory requirements for classification as “well capitalized” institutions.

	September 30, 2013			June 30, 2013			September 30, 2012
	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio
Northern Trust Corporation	13.6%	14.9%	8.3%	13.1%	14.4%	8.4%	12.8%	14.3%	8.1%
The Northern Trust Company	11.7%	13.3%	7.2%	11.3%	13.0%	7.3%	11.8%	13.8%	7.5%
Minimum to Qualify as Well Capitalized	6.0%	10.0%	5.0%	6.0%	10.0%	5.0%	6.0%	10.0%	5.0%

The following table provides the Corporation’s ratios of tier 1 capital and of tier 1 common equity to risk-weighted assets, as well as a reconciliation of tier 1 capital calculated in accordance with applicable U.S. regulatory requirements and GAAP to tier 1 common equity.

($ In Millions)	September 30, 2013	June 30, 2013	September 30, 2012
Ratios
Tier 1 Capital	13.6%	13.1%	12.8%
Tier 1 Common Equity	13.1%	12.6%	12.3%

Tier 1 Capital	$7,849.5	$7,776.1	$7,425.5
Less: Floating Rate Capital Securities	268.8	268.8	268.7

Tier 1 Common Equity	$7,580.7	$7,507.3	$7,156.8

Northern Trust is providing the tier 1 common equity ratio, a non-GAAP financial measure, in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The tables below present a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	September 30, 2013			June 30, 2013			September 30, 2012
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$291.1	$7.8	$298.9	$275.3	$7.9	$283.2	$323.1	$11.3	$334.4
Interest Expense	54.1	—	54.1	55.2	—	55.2	77.5	—	77.5

Net Interest Income	$237.0	$7.8	$244.8	$220.1	$7.9	$228.0	$245.6	$11.3	$256.9

Net Interest Margin	1.10%		1.14%	1.06%		1.10%	1.16%		1.21%

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including allowance levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2012 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s third quarter earnings conference call will be webcast live on October 16, 2013. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11.00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcast of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on October 16, 2013, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded free through Northern Trust’s web site. This earnings release can also be accessed at the above web address.

/ / /

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	THIRD QUARTER
	2013	2012	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$648.0	$601.9	8%
Foreign Exchange Trading Income	62.8	44.0	43
Treasury Management Fees	17.6	16.3	8
Security Commissions and Trading Income	16.8	17.9	(6)
Other Operating Income	67.2	46.6	44
Investment Security Gains (Losses), net	(2.2)	0.2	N/M

Total Noninterest Income	810.2	726.9	11
Net Interest Income
Interest Income	291.1	323.1	(10)
Interest Expense	54.1	77.5	(30)

Net Interest Income	237.0	245.6	(4)
Total Revenue	1,047.2	972.5	8
Provision for Credit Losses	5.0	10.0	(50)
Noninterest Expense
Compensation	324.6	315.7	3
Employee Benefits	63.5	61.3	4
Outside Services	145.9	126.6	15
Equipment and Software	95.5	86.0	11
Occupancy	43.3	43.8	(1)
Other Operating Expense	67.9	63.0	8

Total Noninterest Expense	740.7	696.4	6

Income before Income Taxes	301.5	266.1	13
Provision for Income Taxes	95.0	87.3	9

NET INCOME	$206.5	$178.8	15%

Earnings Allocated to Participating Securities	$3.5	$2.8	25%
Earnings Allocated to Common and Potential Common Shares	203.0	176.0	15
Per Common Share
Net Income
Basic	$0.85	$0.73	16%
Diluted	0.84	0.73	15
Average Common Equity	$7,697.8	$7,241.9	6%
Return on Average Common Equity	10.64%	9.59%	11
Return on Average Assets	0.86%	0.77%	12
Cash Dividends Declared per Common Share	$0.31	$0.30	3%
Average Common Shares Outstanding (000s)
Basic	239,930	240,237
Diluted	241,331	240,697
Common Shares Outstanding (EOP) (000s)	238,984	239,799

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	THIRD QUARTER	SECOND QUARTER
	2013	2013	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$648.0	$657.3	(1)%
Foreign Exchange Trading Income	62.8	71.3	(12)
Treasury Management Fees	17.6	17.1	3
Security Commissions and Trading Income	16.8	18.3	(8)
Other Operating Income	67.2	36.3	85
Investment Security Gains (Losses), net	(2.2)	0.1	N/M

Total Noninterest Income	810.2	800.4	1
Net Interest Income
Interest Income	291.1	275.3	6
Interest Expense	54.1	55.2	(2)

Net Interest Income	237.0	220.1	8
Total Revenue	1,047.2	1,020.5	3
Provision for Credit Losses	5.0	5.0	—
Noninterest Expense
Compensation	324.6	326.9	(1)
Employee Benefits	63.5	64.2	(1)
Outside Services	145.9	136.2	7
Equipment and Software	95.5	92.1	4
Occupancy	43.3	43.5	(1)
Other Operating Expense	67.9	66.8	1

Total Noninterest Expense	740.7	729.7	2

Income before Income Taxes	301.5	285.8	5
Provision for Income Taxes	95.0	94.7	—

NET INCOME	$206.5	$191.1	8%

Earnings Allocated to Participating Securities	$3.5	$3.2	9%
Earnings Allocated to Common and Potential Common Shares	203	187.9	8
Per Common Share
Net Income
Basic	$0.85	$0.78	9%
Diluted	0.84	0.78	8
Average Common Equity	$7,697.8	$7,648.3	1%
Return on Average Common Equity	10.64%	10.02%	6
Return on Average Assets	0.86%	0.83%	4
Cash Dividends Declared per Common Share	$0.31	$0.31	—%
Average Common Shares Outstanding (000s)
Basic	239,930	239,739
Diluted	241,331	241,041
Common Shares Outstanding (EOP) (000s)	238,984	240,138

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	NINE MONTHS
	2013	2012	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,936.0	$1,782.9	9%
Foreign Exchange Trading Income	193.6	165.3	17
Treasury Management Fees	51.5	51.0	1
Security Commissions and Trading Income	53.4	53.6	—
Other Operating Income	128.3	119.2	8
Investment Security Gains (Losses), net	(1.9)	(1.7)	10

Total Noninterest Income	2,360.9	2,170.3	9
Net Interest Income
Interest Income	853.1	985.6	(13)
Interest Expense	169.9	229.5	(26)

Net Interest Income	683.2	756.1	(10)
Total Revenue	3,044.1	2,926.4	4
Provision for Credit Losses	15.0	20.0	(25)
Noninterest Expense
Compensation	971.8	951.1	2
Employee Benefits	191.0	194.3	(2)
Outside Services	412.0	388.5	6
Equipment and Software	279.0	276.2	1
Occupancy	130.0	128.2	1
Other Operating Expense	215.5	199.0	8

Total Noninterest Expense	2,199.3	2,137.3	3

Income before Income Taxes	829.8	769.1	8
Provision for Income Taxes	268.2	249.5	8

NET INCOME	$561.6	$519.6	8%

Earnings Allocated to Participating Securities	$9.1	$6.7	36%
Earnings Allocated to Common and Potential Common Shares	552.5	512.9	8
Per Common Share
Net Income
Basic	$2.31	$2.13	8%
Diluted	2.29	2.12	8
Average Common Equity	$7,630.3	$7,293.1	5%
Return on Average Common Equity	9.84%	9.52%	3
Return on Average Assets	0.81%	0.74%	9
Cash Dividends Declared per Common Share	$0.92	$0.88	5%
Average Common Shares Outstanding (000s)
Basic	239,615	240,741
Diluted	240,858	241,205
Common Shares Outstanding (EOP) (000s)	238,984	239,799

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)

	SEPTEMBER 30
	2013	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$534.6	$573.4	(7)%
Interest-Bearing Deposits with Banks	17,383.9	19,347.8	(10)
Federal Reserve Deposits and Other Interest-Bearing	8,452.8	6,230.5	36
Securities
U.S. Government	1,524.5	1,787.8	(15)
Obligations of States and Political Subdivisions	263.2	389.1	(32)
Government Sponsored Agency	17,066.0	18,715.3	(9)
Other (**)	12,123.6	8,790.0	38

Total Securities	30,977.3	29,682.2	4
Loans and Leases	29,064.8	29,542.7	(2)

Total Earning Assets	86,413.4	85,376.6	1
Allowance for Credit Losses Assigned to Loans and Leases	(287.2)	(298.6)	(4)
Cash and Due from Banks	2,690.7	3,396.7	(21)
Buildings and Equipment	444.3	453.7	(2)
Client Security Settlement Receivables	1,630.2	1,078.2	51
Goodwill	537.7	538.0	—
Other Assets	4,540.4	3,087.9	47

Total Assets	$95,969.5	$93,632.5	2%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$13,802.6	$13,481.6	2%
Savings Certificates and Other Time	1,939.6	3,011.0	(36)
Non-U.S. Offices—Interest-Bearing	45,017.2	39,076.1	15

Total Interest-Bearing Deposits	60,759.4	55,568.7	9
Short-Term Borrowings	3,327.3	1,399.0	138
Senior Notes	1,996.5	2,610.3	(24)
Long-Term Debt	993.5	1,428.4	(30)
Floating Rate Capital Debt	277.1	277.0	—

Total Interest-Related Funds	67,353.8	61,283.4	10
Demand and Other Noninterest-Bearing Deposits	17,402.3	21,362.9	(18)
Other Liabilities	3,396.3	3,454.0	(2)

Total Liabilities	88,152.4	86,100.3	2
Total Equity	7,817.1	7,532.2	4

Total Liabilities and Stockholders’ Equity	$95,969.5	$93,632.5	2%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)

	SEPTEMBER 30	JUNE 30
	2013	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$534.6	$531.2	1%
Interest-Bearing Deposits with Banks	17,383.9	17,838.5	(3)
Federal Reserve Deposits and Other Interest-Bearing	8,452.8	6,765.7	25
Securities
U.S. Government	1,524.5	1,775.1	(14)
Obligations of States and Political Subdivisions	263.2	277.4	(5)
Government Sponsored Agency	17,066.0	16,683.6	2
Other (**)	12,123.6	11,942.0	2

Total Securities	30,977.3	30,678.1	1
Loans and Leases	29,064.8	28,810.4	1

Total Earning Assets	86,413.4	84,623.9	2
Allowance for Credit Losses Assigned to Loans and Leases	(287.2)	(290.4)	(1)
Cash and Due from Banks	2,690.7	4,630.9	(42)
Buildings and Equipment	444.3	454.5	(2)
Client Security Settlement Receivables	1,630.2	1,486.2	10
Goodwill	537.7	530.4	1
Other Assets	4,540.4	5,800.5	(22)

Total Assets	$95,969.5	$97,236.0	(1)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$13,802.6	$14,113.0	(2)%
Savings Certificates and Other Time	1,939.6	2,001.5	(3)
Non-U.S. Offices—Interest-Bearing	45,017.2	40,698.4	11

Total Interest-Bearing Deposits	60,759.4	56,812.9	7
Short-Term Borrowings	3,327.3	5,010.2	(34)
Senior Notes	1,996.5	2,398.3	(17)
Long-Term Debt	993.5	980.9	1
Floating Rate Capital Debt	277.1	277.1	—

Total Interest-Related Funds	67,353.8	65,479.4	3
Demand and Other Noninterest-Bearing Deposits	17,402.3	19,722.0	(12)
Other Liabilities	3,396.3	4,310.0	(21)

Total Liabilities	88,152.4	89,511.4	(2)
Total Equity	7,817.1	7,724.6	1

Total Liabilities and Stockholders’ Equity	$95,969.5	$97,236.0	(1)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)

	THIRD QUARTER
	2013	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$548.2	$285.6	92%
Interest-Bearing Deposits with Banks	17,767.6	19,215.4	(8)
Federal Reserve Deposits and Other Interest-Bearing	7,987.5	6,113.7	31
Securities
U.S. Government	1,619.2	1,786.4	(9)
Obligations of States and Political Subdivisions	268.8	398.4	(33)
Government Sponsored Agency	17,082.6	18,694.1	(9)
Other (**)	11,592.8	8,986.2	29

Total Securities	30,563.4	29,865.1	2
Loans and Leases	28,662.4	29,046.0	(1)

Total Earning Assets	85,529.1	84,525.8	1
Allowance for Credit Losses Assigned to Loans and Leases	(289.6)	(297.8)	(3)
Cash and Due from Banks	2,776.8	3,446.6	(19)
Buildings and Equipment	453.0	461.7	(2)
Client Security Settlement Receivables	714.8	434.7	64
Goodwill	532.5	534.8	—
Other Assets	5,495.9	3,604.1	52

Total Assets	$95,212.5	$92,709.9	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,286.5	$13,687.1	4%
Savings Certificates and Other Time	1,969.0	3,083.6	(36)
Non-U.S. Offices—Interest-Bearing	43,064.7	38,896.8	11

Total Interest-Bearing Deposits	59,320.2	55,667.5	7
Short-Term Borrowings	5,447.2	2,200.7	148
Senior Notes	2,192.5	2,439.6	(10)
Long-Term Debt	978.5	1,452.9	(33)
Floating Rate Capital Debt	277.1	277.0	—

Total Interest-Related Funds	68,215.5	62,037.7	10
Demand and Other Noninterest-Bearing Deposits	16,134.2	20,235.8	(20)
Other Liabilities	3,165.0	3,014.5	5

Total Liabilities	87,514.7	85,288.0	3
Total Equity	7,697.8	7,421.9	4

Total Liabilities and Stockholders’ Equity	$95,212.5	$92,709.9	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)

	THIRD QUARTER	SECOND QUARTER
	2013	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$548.2	$309.8	77%
Interest-Bearing Deposits with Banks	17,767.6	18,192.6	(2)
Federal Reserve Deposits and Other Interest-Bearing	7,987.5	5,275.5	51
Securities
U.S. Government	1,619.2	1,787.4	(9)
Obligations of States and Political Subdivisions	268.8	287.0	(6)
Government Sponsored Agency	17,082.6	17,270.4	(1)
Other (**)	11,592.8	11,397.2	2

Total Securities	30,563.4	30,742.0	(1)
Loans and Leases	28,662.4	28,601.8	—

Total Earning Assets	85,529.1	83,121.7	3
Allowance for Credit Losses Assigned to Loans and Leases	(289.6)	(290.2)	—
Cash and Due from Banks	2,776.8	2,964.6	(6)
Buildings and Equipment	453.0	461.6	(2)
Client Security Settlement Receivables	714.8	822.2	(13)
Goodwill	532.5	531.3	—
Other Assets	5,495.9	5,238.4	5

Total Assets	$95,212.5	$92,849.6	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,286.5	$14,634.7	(2)%
Savings Certificates and Other Time	1,969.0	2,199.1	(10)
Non-U.S. Offices—Interest-Bearing	43,064.7	39,043.3	10

Total Interest-Bearing Deposits	59,320.2	55,877.1	6
Short-Term Borrowings	5,447.2	4,750.0	15
Senior Notes	2,192.5	2,400.1	(9)
Long-Term Debt	978.5	1,105.2	(11)
Floating Rate Capital Debt	277.1	277.1	—

Total Interest-Related Funds	68,215.5	64,409.5	6
Demand and Other Noninterest-Bearing Deposits	16,134.2	17,468.1	(8)
Other Liabilities	3,165.0	3,323.7	(5)

Total Liabilities	87,514.7	85,201.3	3
Total Equity	7,697.8	7,648.3	1

Total Liabilities and Stockholders’ Equity	$95,212.5	$92,849.6	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2013 QUARTERS			2012 QUARTERS
	THIRD	SECOND	FIRST	FOURTH	THIRD
Net Income Summary
Trust, Investment and Other Servicing Fees	$648.0	$657.3	$630.7	$622.6	$601.9
Other Noninterest Income	162.2	143.1	119.6	112.9	125.0
Net Interest Income	237.0	220.1	226.1	234.2	245.6

Total Revenue	1,047.2	1,020.5	976.4	969.7	972.5
Provision for Credit Losses	5.0	5.0	5.0	5.0	10.0
Noninterest Expense	740.7	729.7	728.9	741.5	696.4

Income before Income Taxes	301.5	285.8	242.5	223.2	266.1
Provision for Income Taxes	95.0	94.7	78.5	55.5	87.3

Net Income	$206.5	$191.1	$164.0	$167.7	$178.8

Per Common Share
Net Income—Basic	$0.85	$0.78	$0.68	$0.69	$0.73
—Diluted	0.84	0.78	0.67	0.69	0.73
Cash Dividends Declared per Common Share	0.31	0.31	0.30	0.30	0.30
Book Value (EOP)	32.71	32.17	31.82	31.51	31.41
Market Value (EOP)	54.38	57.90	54.56	50.16	46.42
Ratios
Return on Average Common Equity	10.64%	10.02%	8.82%	8.83%	9.59%
Return on Average Assets	0.86	0.83	0.73	0.73	0.77
Net Interest Margin (GAAP)	1.10	1.06	1.12	1.12	1.16
Net Interest Margin (FTE)	1.14	1.10	1.15	1.17	1.21
Risk-based Capital Ratios
Tier 1	13.6%	13.1%	13.3%	12.8%	12.8%
Total (Tier 1 + Tier 2)	14.9	14.4	14.7	14.3	14.3
Tier 1 Leverage	8.3	8.4	8.4	8.2	8.1
Tier 1 Common Equity (non-GAAP)	13.1	12.6	12.8	12.4	12.3
Assets Under Custody ($ In Billions)—EOP
Corporate	$4,766.5	$4,538.9	$4,569.1	$4,358.6	$4,331.9
Wealth Management	470.5	452.6	455.3	446.3	429.5

Total Assets Under Custody	$5,237.0	$4,991.5	$5,024.4	$4,804.9	$4,761.4

Assets Under Management ($ In Billions)—EOP	$846.2	$803.0	$810.2	$758.9	$749.7
Asset Quality ($ In Millions)—EOP
Nonperforming Loans and Leases	$270.1	$266.7	$251.7	$254.8	$269.0
Other Real Estate Owned (OREO)	13.9	14.5	10.5	20.3	20.6

Total Nonperforming Assets	$284.0	$281.2	$262.2	$275.1	$289.6

Nonperforming Assets / Loans and Leases and OREO	0.98%	0.98%	0.91%	0.93%	0.98%
Gross Charge-offs	$11.6	$15.6	$12.6	$16.1	$16.3
Less: Gross Recoveries	3.3	7.5	3.9	10.7	4.4

Net Charge-offs	$8.3	$8.1	$8.7	$5.4	$11.9

Net Charge-offs (Annualized) to Average Loans and Leases	0.12%	0.11%	0.12%	0.07%	0.16%
Allowance for Credit Losses Assigned to Loans and Leases	$287.2	$290.4	$294.1	$297.9	$298.6
Allowance to Nonperforming Loans and Leases	1.1x	1.1x	1.2x	1.2x	1.1x
Allowance for Other Credit-Related Exposures	$30.3	$30.3	$29.7	$29.7	$29.4